SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2015

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Shareholders ("Annual Meeting") of Vectren Corporation (the Company) was held on May 12, 2015. At the Annual Meeting, three proposals were submitted to, and approved by, the Company's shareholders. The proposals are described in more detail in the Company's proxy statement filed with the Commission on March 23, 2015. The final voting results were as follows:

Proposal 1

For the election of the following named persons as directors of the Company to serve, respectively, as such directors for a one-year term and/or until their successors shall be duly elected and shall qualify, as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carl L. Chapman	56,220,791	1,662,922	16,840,232
James H. DeGraffenreidt, Jr.	56,524,617	1,359,096	16,840,232
John D. Engelbrecht	57,131,242	752,472	16,840,232
Anton H. George	56,341,113	1,542,601	16,840,232
Martin C. Jischke	57,163,513	720,201	16,840,232
Robert G. Jones	57,250,380	633,333	16,840,232
J. Timothy McGinley	52,367,480	5,516,234	16,840,232
Patrick K. Mullen	57,205,026	678,687	16,840,232
R. Daniel Sadlier	57,117,524	766,189	16,840,232
Michael L. Smith	56,494,159	1,389,554	16,840,232
Jean L. Wojtowicz	57,089,325	794,388	16,840,232

Proposal 2

Approve the non-binding advisory resolution approving the compensation of Vectren's named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
55,306,545	1,689,575	887,593	16,840,232

Proposal 3

Ratify the reappointment of Deloitte & Touche, LLP as independent registered public accounting firm for the Company and its subsidiaries for 2015:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
73,894,900	570,537	258,508	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
May 13, 2015

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Senior Vice President and Chief Financial Officer